As filed with the U.S. Securities and Exchange Commission on February 17, 2023.
Registration No. 333-258358

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Enovix Corporation
(Exact name of registrant as specified in its charter)

Delaware	3359	85-3174357
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
3501 W. Warren Avenue
Fremont, CA 94538
Telephone: (510) 695-2350
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Raj Talluri
President and Chief Executive Officer
Enovix Corporation
3501 W. Warren Avenue
Fremont, CA 94538
Telephone: (510) 695-2350
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steffen Pietzke Chief Financial Officer Enovix Corporation 3501 W. Warren Avenue Fremont, CA 94538 Telephone: (510) 695-2350	Matthew B. Hemington John T. McKenna Cooley LLP 3175 Hanover Street Palo Alto, CA 94304 Telephone: (650) 843-5000 Fax: (650) 849-7400

Approximate date of commencement of proposed sale to the public: Not applicable.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 2 (this “Post-Effective Amendment No. 2”) relates to the following Registration Statement on Form S-1 (the “Registration Statement”), previously filed by Enovix Corporation, a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “SEC”):
•Registration Statement on Form S-1 (File No. 333-258358), originally filed with the SEC on August 2, 2021, as amended on August 5, 2021 by Amendment No. 1 and declared effective on August 9, 2021, as further amended on June 14, 2022 by Post-Effective Amendment No. 1 and declared effective on June 15, 2022, registering the issuance by the Company of up to 6,000,000 shares of its common stock, $0.0001 par value per share (the “Common Stock”), that are issuable upon the exercise of 6,000,000 warrants to purchase Common Stock (the “Warrants”), and the resale of up to 66,655,781 shares of Common Stock, including up to 6,000,000 shares of Common Stock issuable upon exercise of the Warrants.
The Company has no further obligation to maintain effectiveness of the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement, this Post-Effective Amendment No. 2 is being filed to terminate the effectiveness of the Registration Statement and to remove from registration any and all securities registered but unsold or otherwise unissued under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fremont, State of California, on this 17th day of February, 2023.

Enovix Corporation

By:	/s/ Steffen Pietzke
Steffen Pietzke Chief Financial Officer
No other person is required to sign this Post-Effective Amendment No. 2 in reliance upon Rule 478 under the Securities Act of 1933, as amended.